Exhibit (a)(1)(iv)

        NOTICE OF GUARANTEED DELIVERY
FOR
TENDERED SHARES OF COMMON STOCK
OF
TRAMMELL CROW COMPANY

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

        This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if:

  (a)
  certificates for the shares of Common Stock of Trammell Crow Company are not immediately available and cannot be delivered to the Depositary at or prior to 12:00 midnight, New York City time, on the Expiration Date (as defined in Section 1 of the Offer to Purchase);

  (b)
  the procedure for book-entry transfer cannot be completed on a timely basis; or

  (c)
  time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary on or prior to the Expiration Date.

        This form, properly completed and duly executed, may be delivered by hand or transmitted by mail, or, for Eligible Institutions only (as defined in the Offer to Purchase), by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase. The Eligible Institution which completes this form must communicate the guarantee to the Depositary at or prior to 12:00 midnight, New York City time, on the Expiration Date and must deliver the Letter of Transmittal and certificates for Shares (or confirmations of book-entry transfer) to the Depositary within three New York Stock Exchange trading days after the Expiration Date. Failure to do so could result in a financial loss to such Eligible Institution.

TO: Mellon Investor Services LLC, Depositary

By Mail:	By Hand:	By Overnight Courier:
Mellon Investor Services LLC Reorganization Department P.O. Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Reorganization Department 120 Broadway, 13th Floor New York, NY 10271	Mellon Investor Services LLC Reorganization Department 85 Challenger Road Mail Drop—Reorg Ridgefield Park, NJ 07660
By Facsimile Transmission (For Eligible Institutions Only) (201) 296-4293 Confirm Receipt of Notice of Facsimile: (201) 296-4860
The Information Agent for the Offer is:
Mellon Investor Services LLC 85 Challenger Road Ridgefield, NJ 07660 Please Call Toll-Free (888) 566-9477

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile number other than the one listed above will not constitute a valid delivery. Deliveries to the Company will not be forwarded to the Depositary and therefore will not constitute valid delivery.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Trammell Crow Company, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 3, 2004 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, constitutes the "Offer"), receipt of which is hereby acknowledged, the number of shares (the "Shares") listed below of the Company's Common Stock, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:	Signature(s)
Certificate Nos.: (if available)	Names(s) (Please Print)
If Shares will be tendered by book-entry transfer:
Name of
Tendering Institution:	Address(es)
Account No. at DTC:	Area Code and Telephone Number
Dated:
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED. CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.
SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION
☐
The undersigned wants to maximize the chance of having the Company purchase all the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the "Dutch Auction" tender process. This action will result in receiving a price per Share of as low as $13.50 or as high as $15.75.
--------------------OR--------------------
SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A stockholder who desires to tender Shares at more than one price must complete a separate Letter of Transmittal and Notice of Guaranteed Delivery for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price.
Price (in dollars) per share at which Shares are being tendered:
☐	$13.50	☐	$14.00	☐	$14.50	☐	$15.00	☐	$15.50
☐	$13.75	☐	$14.25	☐	$14.75	☐	$15.25	☐	$15.75

ODD LOTS

To be completed ONLY if Shares are being tendered by or on behalf of persons owning, beneficially or of record, an aggregate of fewer than 100 Shares (not including Shares held pursuant to the Trammell Crow Company Retirement Savings Plan).
The undersigned either (check one):
☐
is the beneficial owner or owner of record of an aggregate of fewer than 100 Shares (not including Shares held pursuant to the Trammell Crow Company Retirement Savings Plan), all of which are tendered; or
☐
is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners(s) thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owns, beneficially or of record, an aggregate of fewer than 100 Shares (not including Shares held pursuant to the Trammell Crow Company Retirement Savings Plan), and is tendering all of such Shares.
CONDITIONAL TENDER
UNLESS THIS BOX HAS BEEN COMPLETED AND A MINIMUM SPECIFIED, THE TENDER WILL BE DEEMED UNCONDITIONAL (See Sections 3 and 6 of the Offer to Purchase).
☐ Check here if tender of Shares is conditional on the Company purchasing all or a minimum number of the tendered Shares and complete the following:
Minimum Number of Shares that must be purchased, if any are purchased:
Shares

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 and is a participant or member of the Securities Transfer Agents Medallion Program or such other Medallion signature guarantee program as may be acceptable to the Company, guarantees that (a) the above-named person(s) has a "net long position" in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) such tender of Shares complies with Rule 14e-4 and (c) the undersigned will deliver to the Depositary, at one of its addresses set forth above, (i) certificate(s) for the Shares tendered hereby, in proper form for transfer; or (ii) a confirmation that the Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer set forth in the Offer to Purchase, in each case, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm	Authorized Signature
Address	Name
City, State, Zip Code	Title
Area Code and Telephone Number
Dated: , 2004

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.
YOUR STOCK CERTIFICATES MUST BE SENT WITH
THE LETTER OF TRANSMITTAL.